UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	KOSS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07      Submission of Matters to a Vote of Security Holders.

On October 15, 2025, the Koss Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). It was a completely virtual meeting.

At the Annual Meeting, the Company’s stockholders elected Thomas L. Doerr, Michael J. Koss, William J. Sweasy, Lenore E. Lillie and Michael J. Koss, Jr. to serve as directors. The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on August 29, 2025 (the “Proxy Statement”). In addition, the Company’s stockholders ratified the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

The following tables show the voting results of the Annual Meeting:

1.            Election of directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Thomas L. Doerr	4,833,159	99,124	1,701,469
Michael J. Koss	4,863,467	68,816	1,701,469
William J. Sweasy	4,904,794	27,489	1,701,469
Lenore E. Lillie	4,785,523	146,760	1,701,469
Michael J. Koss, Jr.	4,844,393	87,890	1,701,469

2.            Proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
4,867,911	52,074	12,298	1,701,469

3.            Proposal to ratify the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2025.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
6,612,922	14,271	6,559

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	October 20, 2025	KOSS CORPORATION

		By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President